Exhibit 10.1
2010 Equity Incentive Plan
The 2010 Equity Incentive Program provides for the dollar value of the equity incentive award to be provided, at the officer’s election, in the form of either: (i) 100% of such value in non-qualified stock options; or (ii) a split in such value equally (50/50) between non-qualified stock options and time-based restricted shares.

Dollar Value of Equity Incentive
Executive Officer	Award as the Date of Grant
Douglas C. Bryant President and Chief Executive Officer	$787,500
Robert J. Bujarski Senior Vice President, General Counsel & Corporate Secretary	$288,000
Scot M. McLeod Senior Vice President, Operations	$258,440
John M. Radak Chief Financial Officer	$290,270
Timothy T. Stenzel Chief Scientific Officer	$285,000
John D. Tamerius Senior Vice President, Clinical and Regulatory Affairs	$263,000